Exhibit 10.1

LASALLE HOTEL PROPERTIES

AMENDMENT TO THE
2014 EQUITY INCENTIVE PLAN

The LaSalle Hotel Properties 2014 Equity Incentive Plan (the “Plan”), is hereby amended as follows:

1.	That the first paragraph of Section 4 of the Plan is hereby amended by deleting the fourth sentence thereof and replacing it with the following sentences:
“If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of Common Shares, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, then the Common Shares subject to the Award, to the extent of such expiration, termination, forfeiture, surrender, cash settlement, etc. shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are again made available under the Plan shall not be available for purchase pursuant to incentive share options intended to qualify under Code section 422. In the event that (i) any share option granted under the Plan is exercised through the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares or (ii) withholding tax liabilities related to a share option or share appreciation right are satisfied by the withholding of Common Shares, then the number of Common Shares tendered or withheld shall not thereafter be available for further Awards under the Plan. If Common Shares are issued in settlement of a share appreciation right, the number of Common Shares that may be issued with respect to Awards granted under the Plan shall be reduced by the number of Common Shares for which the share appreciation right was exercised rather than the number of Common Shares issued in settlement of the share appreciation right.”
    Except as amended above, the Plan shall remain in full force and effect. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, LaSalle Hotel Properties has executed this Amendment to the 2014 Equity Incentive Plan as of this 22nd day of January, 2015.

LASALLE HOTEL PROPERTIES

By:	/s/ Bruce A. Riggins
Name: Bruce A. Riggins
Title: Chief Financial Officer, Executive Vice President and Secretary